UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Government Properties Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a form of letter to the Company’s tenants, real estate brokers, service providers and lenders informing them of the proposed merger.

[Form of letter to tenants, real estate brokers, service providers and lenders of the Company]
October 26, 2006
Dear friends of the firm:
On October 23, 2006, we announced that Government Properties Trust, Inc. has agreed to be acquired by Record Realty (ASX:RRT), an Australian listed property trust, through a merger with a subsidiary of Record Realty.
Record Realty’s investment model is complementary to GPT’s — acquiring government and corporate investment grade properties with first generation, long-term leases and a high probability of renewal. We believe this merger will have a positive impact on our relationships with all of our stakeholders.
It is our intention to continue operating the company under our focused business strategy and that our current Omaha based management team will continue in place after the closing. We anticipate that this transaction will provide improved access to capital and enhance our ability to grow our portfolio aggressively, seeking both existing and pre-completion acquisition opportunities. We believe this merger with Record Realty will further strengthen our ability to meet our commitments to tenants, developers/owners, lenders and agents.
We are pleased with and respectful of the many fine relationships we have developed over the past several years. We will remain dedicated and focused on fostering our relationships with you through this transition. We encourage you to contact us should you have any questions regarding our operations during this interim period.
Sincerely,
Thomas D. Peschio
President/CEO

Important Additional Information Regarding the Merger will be filed with the SEC
In connection with the proposed merger, Government Properties Trust, Inc. (“GPT”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by GPT at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from GPT by directing such request to Government Properties Trust, Inc., 13625 California Street, Suite 310, Omaha, Nebraska 68154.
GPT and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of GPT’s participants in the solicitation, which may be different than those of GPT stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.